As filed with the Securities and Exchange Commission on July 6, 2018

Registration No. 333-225935

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0224167
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127

(858) 673-8600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

S. James Miller, Jr.
President and Chief Executive Officer
ImageWare Systems, Inc.
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127

(858) 673-8600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]

Non-accelerated filer	[ ]	Smaller reporting company	[ ]

		Emerging growth company	[ ]

EXPLANATORY NOTE

ImageWare Systems, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-225935) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any warrant agency agreement with respect to each particular series of warrants issued hereunder
4.4*	Form of any unit agreement with respect to any unit issued hereunder
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm – Mayer Hoffman McCann P.C.
24 **	Power of Attorney (located on signature page of Registration Statement on Form S-3, filed June 28, 2018)

*	To be filed, if necessary, by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated or deemed to be incorporated by reference to this registration statement.

**	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3, filed on June 28, 2018.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on July 6, 2018.

IMAGEWARE SYSTEMS, INC.

By:	/s/ S. James Miller, Jr.
S. James Miller, Jr.
Chief Executive Officer, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ * S. James Miller, Jr.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	July 6, 2018

/s/ * Wayne Wetherell	Chief Financial Officer (Principal Financial and Accounting Officer)	July 6, 2018

/s/ * David Loesch	Director	July 6, 2018

/s/ * Steve Hamm	Director	July 6, 2018

/s/ * David Carey	Director	July 6, 2018

/s/ * John Cronin	Director	July 6, 2018

/s/ * Neal Goldman	Director	July 6, 2018

/s/ * Charles Crocker	Director	July 6, 2018

/s/ * Dana Kammersgard	Director	July 6, 2018

/s/ * Robert T. Clutterbuck	Director	July 6, 2018

/s/ * Charles Frischer	Director	July 6, 2018

* By: /s/ S. James Miller, Jr.
Attorney-in-fact